Exhibit 11.2

BUHRMANN

AUDIT COMMITTEE CHARTER(1)

(1) This Charter was adopted in the Supervisory Board meeting of 24 June 2003.

1.                                                Composition

1.1                                          The Audit Committee shall consist of at least three members and each member of the Audit Committee shall be a member of the Supervisory Board.

1.2                                          The members of the Audit Committee shall be appointed by the Supervisory Board.

1.3                                          Members of the Audit Committee shall serve until the earlier of:
(a) the termination of their membership on the Supervisory Board,
(b) the termination of their membership on the Audit Committee at any time by the Supervisory Board or
(c) their resignation from the Audit Committee.

1.4                                          The Supervisory Board shall appoint one of the members of the Audit Committee as the chairman of the Audit Committee.

1.5                                          The Audit Committee shall be delegated authority by the Supervisory Board only with respect to issues specifically specified in this Charter or required by law and applicable listing rules and on any other issues as the Supervisory Board may specifically decide from time to time.

1.6                                          Neither this Charter nor any activity of the Audit Committee shall release the Company’s Executive Board and the external auditors from their duties and responsibilities. In carrying out its function, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or compliance with laws and regulations, or any professional certification as to the external auditor’s work.

2.                                                Independence and Qualifications of Members

2.1                                          Each member shall be independent in accordance with the provisions of the Rules and Regulations for the Supervisory Board, as amended from time to time, at the time of appointment, reappointment and at any time while serving as a member of the Audit Committee.

2.2                                          In the event that a member of the Audit Committee is or becomes aware of any circumstance which may reasonably impair or affect his independence or the perception of his independence, he will inform the Audit Committee thereof promptly. The Audit Committee shall consult with the Supervisory Board in order to determine whether there is sufficient cause for resignation from, or termination of, the membership of the Audit Committee.

2.3                                          The Supervisory Board may grant to one or more members of the Audit Committee specific exemptions from the independence requirements referred to in paragraph 2.1 to the extent that any such exemptions are compatible with applicable law and listing requirements.  Any such exemptions will be disclosed in the Company’s annual report.

2.4                                          Either at least one member of the Audit Committee shall be an “audit committee financial expert”, or the

Company shall disclose in its annual report the reasons why at least one member of the Audit Committee is not an audit committee financial expert.  An audit committee financial expert is a person who has the following attributes:

•                                an understanding of Dutch generally accepted accounting principles and financial statements;

•                                the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•                                experience preparing, auditing, analysing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•                                an understanding of internal controls and procedures for financial reporting; and

•                                an understanding of audit committee functions.

The Supervisory Board shall determine on the basis of all available facts and circumstances which member, if any, of the Audit Committee qualifies as an audit committee financial expert.

3.                                                Purpose

3.1                                          The purpose of the Audit Committee is to assist the Supervisory Board in fulfilling its oversight responsibilities regarding:

•                                    the accounting and financial reporting practices, policies and procedures of the Company;

•                                    the quality of the Company’s internal control systems and its risk assessment;

•                                    the quality of the Company’s disclosure controls and procedures;

•                                    the integrity of the Company’s financial statements;

•                                    the performance and evaluation (including its independence) and, where appropriate, the reappointment or replacement of the external auditor and

•                               any other specific financial issues delegated by the Supervisory Board.

4.                                                Authority

The Committee reports to the Supervisory Board and has unrestricted access and authorization to obtain assistance from the Company’s staff to accomplish its purpose. In addition, the Committee has the discretion to initiate and supervise investigations within the scope of its duties, as it may deem appropriate, including the inspection of any books and records of the Company, and to employ whatever additional advisors and consultants it deems necessary for the fulfillment of its duties.  The Company shall provide appropriate funding, as determined by the Audit Committee for the payment of any costs involved.

5.                                                Duties and Responsibilities of the Audit Committee

5.1                                          External auditors

The external auditors are ultimately accountable to the Audit Committee and the Supervisory Board. The oversight responsibility of the Audit Committee in the area of the external auditors is to provide reasonable assurances regarding external auditors’ independence, professionalism and efficiency. To accomplish this, the Audit Committee, in accordance with the Company’s policy regarding external auditor independence and services (“the External Auditor Policy”), will provide oversight of the external audit coverage, including:

•                                                  recommendation to the Supervisory Board regarding the nomination or selection of external auditors to be proposed for the shareholders’ approval in accordance with the articles of association of the Company and the External Auditor Policy;

•                                                  evaluation of the external auditors’ performance;

•                                                  review of the external auditors’ proposed audit scope, approach and fees and actual fees for audit and non-audit work;

•                                                  co-ordination with the Internal Audit function;

•                                                  assessment of the external auditors’ annual statement regarding their independence; and

•                                                  pre-approve the engagement of the external auditors audit and non-audit services in accordance with the External Auditor Policy.

The Audit Committee will review the external auditor’s management letters (the “Client Service Report”) and judge if appropriate action is being taken.

The Committee shall discuss with the external auditor the report that such auditor is required to make to the Committee under Section 8 of the External Auditors Policy.

5.2                                          Accounting principles
The responsibility of the Audit Committee in the area of accounting principles is to discuss with management and auditors the impact of any material change in accounting principles and policies as well as the reasons for the change and any other major issues regarding accounting principles and policies. The Audit Committee also will discuss significant regulatory changes in accounting and reporting standards proposed by national, international and foreign regulatory agencies.

5.3                                          Accounting practices and financial reporting.
The oversight responsibility of the Audit Committee in the area of financial reporting and accounting practices is to provide reasonable assurances that financial disclosures made by management accurately portray the financial condition, results of operations, cash flows, plans and long-term commitments of the Company. To accomplish this the Audit Committee will review and discuss the quarterly and annual reports, including Management Discussion and Analysis and the financial statements with management and the external auditors. The review and discussion include:

•                                significant judgments and estimates made by management;

•                                significant reporting or operational issues identified during the reporting period, including how they were resolved;

•                                material adjustments to the financial statements proposed by the external auditors; and

•                                the robustness of essential accounting and reporting processes.

5.4                                          Internal control and risk assessment
The oversight responsibility of the Audit Committee in the area of internal control systems is to assure that the risks the Company is exposed to are understood and are effectively dealt with by appropriate internal control systems. The Audit Committee will discuss policies with respect to risk assessment and risk management, i.e. discuss with management the Company’s significant financial risk exposures and the action management has taken to limit, monitor or control such exposures.

The Audit Committee will evaluate whether the Company is fostering an appropriate control culture. It will consider how management addresses business control including the security and integrity of its key processes and computer systems. It will review major issues as to the adequacy of the Company’s internal control procedures, including any assessment of the external auditors and the internal audit function, and any special arrangements adopted or proposed to be adopted by management in light of material control deficiencies.

5.5                                          Internal audit function
The oversight of the internal audit function is to assure that internal auditors can and will carry out their function in an adequate and effective manner. To accomplish this the Audit Committee will:

•                                         review and discuss significant internal audit findings;

•                                         reviewing internal audit’s annual summary of reports; and

•                                         assess management’s response to significant reported weaknesses, compliance deficiencies issues related to the level of control in the Company.

5.6                                          Legal matters
The Audit Committee will evaluate any significant legal matters that may have a material effect on the financial statements, including material notices to or inquiries received from governmental agencies. The Audit Committee also will review and discuss any material tax issue and/or litigation.

5.7                                          Compliance
The Audit Committee will provide oversight of the Company’s compliance with its Management Charter, including the Business Principles and Code of Ethics:

•                                reviewing results of auditing or other monitoring programs designed to prevent or detect violations of laws or regulations;

•                                reviewing corporate policies relating to compliance with laws and regulations, ethics, conflict of interest and the investigation of misconduct or fraud; and

•                                reviewing significant cases of employee conflict of interest, unethical or illegal conduct.

5.8                                          Significant disagreement
The Audit Committee will evaluate and review any significant disagreement among management and the independent accountants or the internal audit department in connection with the preparation of the financial statements and/or the quality of its internal control systems.

5.9                                          Fraud
The Audit Committee will review with management any information coming to their attention indicating that a fraud or any other illegal act has or may have occurred that could have a material effect on the Company’s financial statements.

6.                                                Whistle blowing

The Audit Committee will establish procedures for:

(a)                                           the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

(b)                                          the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

7.                                                Meetings

7.1                                          The Audit Committee shall meet at least four times per year (once during each quarter) such that at least one meeting shall be scheduled before the publication of the annual and quarterly results of the Company.  In addition, the Audit Committee shall meet at times that at least a majority of the members of the Audit Committee must be present, in person or by telephone, in order for an official, authorised act of the Audit Committee to be taken.

7.2                                          The Audit Committee may be assisted by a secretary who shall be appointed and may be dismissed at any time by the Audit Committee. The secretary shall not be a member of the Audit Committee. The secretary of the Audit Committee will keep minutes of each meeting of the Audit Committee. The minutes of each meeting shall be approved by the Audit Committee in its first meeting following the relevant meeting and shall be sent to the members of the Supervisory Board.

7.3                                          No one other than the Audit Committee’s chairman, members and secretary is entitled to be present at a meeting of the Audit Committee, unless otherwise decided by the chairman or a majority of the members of the Audit Committee. The Chief Executive Officer, the Chief Financial Officer, the director accounting and control, the internal auditor and the external auditor shall attend meetings of the Audit Committee unless in the opinion of the chairman of the Audit Committee or a majority of the members of the Audit Committee, it is required or appropriate for the performance of the task of the Audit Committee to have a meeting without the attendance of any or all of these individuals.

8.                                                Amendment and Review of Charter

This Charter may be amended at any time by the Supervisory Board and any such amendment shall be effective as of such date determined by the Supervisory Board.  The Audit Committee may review and reassess this Charter and submit any recommended changes to the Supervisory Board for its consideration.